UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2015

ANSYS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-20853	04-3219960
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 ANSYS Drive, Canonsburg, PA	15317
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (724) 746-3304

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On September 1, 2015, Guy E. Dubois accepted an offer to join the ANSYS, Inc. (the "Company") Board of Directors (the "Board") as a Class I Director effective September 1, 2015 and to serve until the 2018 Annual Meeting of Stockholders or until his successor is elected and qualified or until his earlier death, resignation or removal. Mr. Dubois will also be appointed to the Compensation Committee of the Board effective September 1, 2015.

In connection with Mr. Dubois' election to the Board, the Company will enter into an Indemnification Agreement (the "Indemnification Agreement") with Mr. Dubois on September 1, 2015 in the Company's standard form of Indemnification Agreement for non-employee directors included as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on March 20, 2013. Pursuant to the Indemnification Agreement, the Company will agree, in certain circumstances, to indemnify Mr. Dubois against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that Mr. Dubois, in his capacity as a director of the Company, is made or threatened to be made a party to any suit or proceeding. The Indemnification Agreement will also provide for the mandatory advancement of expenses to Mr. Dubois in connection with any suit or proceeding.

The description above is a summary of the terms of the Indemnification Agreement. This description does not purport to be complete and it is qualified in its entirety by reference to the form of the Indemnification Agreement itself, which is incorporated herein by reference.

In connection with his service to the Company as a director, Mr. Dubois will be entitled to receive compensation consistent with that of the Company's other non-affiliate independent directors who are not employees of the Company, as described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2015 under the caption, "Our Board of Directors - Director Compensation," which portion of such proxy statement is incorporated herein by reference.

Mr. Dubois was not selected as a director pursuant to any arrangement or understanding between Mr. Dubois and any other persons.

Since the beginning of the Company's last fiscal year, there was no transaction or series of similar transactions, nor is there any currently proposed transaction or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Dubois, or members of his immediate family, had or will have a direct or indirect material interest, other than his director compensation arrangements.

Since 2012, Mr. Dubois has served on the board of directors of Guidewire Software, Inc., a publicly traded provider of software products for property & casualty insurers. Mr. Dubois also currently serves as Chairman of the Board of The Access Group, a privately held U.K. company and leading author of integrated business management software. Since 2013, he has served as Chairman of NewVoiceMedia, a privately held UK firm specializing in cloud contact center technology. From 2013 to 2015, he was a Senior Advisor at Silver Lake, a leading private equity technology investor. From July 2011 to July 2012, he held the position of CEO at banking software provider, TEMENOS. From 2009 to 2011, Mr. Dubois served as president and CEO of MACH Group, a hub-based mobile communications exchange solutions provider. From 2007 to 2008, Mr. Dubois was the EVP and president of the global products division of Amdocs. From 2005 to 2007, he was president and CEO of Cramer Systems. Between 2001 and 2005, he was EVP at PeopleSoft, where he led strategy and business development outside North America. Previously, Mr. Dubois held senior positions with Vantive, Sybase and Digital Equipment Corporation. Mr. Dubois holds an Engineering Diploma and is a graduate of Lille Graduate School of Business Management in France

On September 1, 2015, the Company issued a press release in connection with Mr. Dubois' election to the Company's Board of Directors. The full text of the press release is set forth in Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
	Exhibit Number	Description
	99.1	Press Release, dated September 1, 2015.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSYS, Inc. (Registrant)
September 1, 2015 (Date)	/s/ SHEILA S. DINARDO Sheila S. DiNardo Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release, dated September 1, 2015.